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                           Delaware Distributors L.P.
                               2005 Market Street
                             Philadelphia, PA 19103

November 28, 2005

Delaware Group Income Funds
2005 Market Street
Philadelphia, PA 19103

            Re: Expense Limitations
                -------------------

Ladies and Gentlemen:

            By our execution of this letter agreement (the "Agreement"), intending to be legally bound hereby, Delaware Distributors L.P. (the "Distributor") agrees that in order to improve the performance of certain portfolios in Delaware Group Income Funds, which is comprised of the Delaware Corporate Bond Fund, Delaware Delchester Fund, Delaware Extended Duration Bond Fund and Delaware High-Yield Opportunities Fund (each a "Fund"), the Distributor shall, from November 28, 2005 through November 30, 2006, waive a portion of the Rule 12b-1 (distribution) fee for Class A shares and Class R shares so that such Rule 12b-1 (distribution) fee for the Funds will be capped at the following rates:

            Portfolio                                   Class A    Class R
            --------------------------------------------------------------
            Delaware Corporate Bond Fund                0.25%      0.50%
            Delaware Delchester Fund                    N/A        0.50%
            Delaware Extended Duration Bond Fund        0.25%      0.50%
            Delaware High-Yield Opportunities Fund      N/A        0.50%

            The Distributor acknowledges that it (1) shall not be entitled to collect on or make a claim for waived fees at any time in the future.

                                                  Delaware Distributors L.P.

                                                  By: _________________________
                                                      Name:
                                                      Title:
                                                      Date:

Your signature below acknowledges
acceptance of this Agreement:

DELAWARE GROUP INCOME FUNDS

By: _________________________
    Name:
    Title:
    Date: